Exhibit 99.1

BNC Bancorp Reports 18% Increase in 2005 Earnings

          THOMASVILLE, N.C., Feb. 6 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported record operating results for the three-months and year ended December 31, 2005.

          For the three-month period ended December 31, 2005, the Company reported net income of $1.22 million, an increase of 11.7% when compared to the $1.09 million reported for the fourth quarter in 2004. Diluted earnings per share increased to $0.26 for the fourth quarter, an 8.3% increase when compared to $0.24 reported for the same period in 2004.  All per share amounts have been adjusted for the five-for-four stock split effected on November 15, 2005.

          For the year ended December 31, 2005, the Company reported net income of $4.5 million, an increase of 18.4% when compared to the $3.8 million reported for all of 2004. Diluted earnings per share increased to $0.97 for the year ended December 31, 2005, an 18.3% increase when compared to $0.82 reported for same period in 2004.

          Total assets as of December 31, 2005 were $594.6 million, an increase of 19.5% compared to the $497.5 million as of December 31, 2004.  Total loans on December 31, 2005 were $499.2 million, an increase of 18.6% from the $420.8 million reported as of December 31, 2004.  Deposits increased 25.4% over the same one-year period.

           “We are very pleased with the results for the quarter and full-year 2005. Earnings for the year were up over 18%, despite an increase in provision expense related to an aggressive approach to asset quality taken on some isolated credits during the third and fourth quarters.  Our earnings continue to be driven by a 24.0% increase in net interest income for the year, fueled by an 18.6% increase in our loan portfolio and a five basis point increase in our net interest margin for the year,” said W. Swope Montgomery, Jr., President and CEO.

           “Asset quality numbers, our number one priority, did not meet our internal goals during 2005, as we, like many other financial institutions, were negatively impacted by the change in bankruptcy laws.  In addition, we experienced some softening in our Archdale and Thomasville economies, resulting in charge-offs being 0.38% for the year, well above our five-year averages.  This Company’s reputation is its greatest asset, and management strives to enhance that by placing emphasis on the aggressive evaluation and write-down of potentially problem credits.  As of December 31, 2005, non- accrual loans, OREO, and loans 90 days past due and still accruing interest totaled $1.98 million on our $499.2 million loan portfolio”, said Montgomery.

          Montgomery continued, “As we look to maintain our record of earnings and asset growth, we are constantly evaluating new markets.  For our Company to continue to grow, yet retain the community bank responsiveness and flexibility that has been Bank of North Carolina’s trademark, it is imperative that each of our market entries have the local leadership and seasoned business judgment to allow us to empower the staff to drive the decision process locally.  We look at many candidates for denovo entry or potential acquisition, but few meet our strict standards for banking talent, leadership, a high growth market, and most importantly, a culture that is aligned with that of Bank of North Carolina and BNC Bancorp.  SterlingSouth Bank, whom we recently announced an agreement to acquire, provides an extremely talented and experienced senior management and commercial lending team, a board with strong ties to the community, and the attractive, high growth Greensboro market.  All of these factors made this an ideal opportunity for BNC to expand and strengthen our franchise.  In addition, our entries into the Harrisburg/Metro Charlotte and Northern Davidson County are both being led by a group of bankers with over twenty years of successful performance in their respective markets.”

           “I am also pleased to report that our success is continuing to be reflected in our stock price, which ended the year at $18.55, moving us close to $81 million in market capitalization,” continued Montgomery.  “Our three- and five-year compound annual returns to shareholders have been 27.9% and 19.3%, respectively, easily outperforming the S&P 500 Index.  Our returns do not include cash dividends paid over this period.  The performance of our stock price is an area of great focus and pride for our Board, management and staff.  With our entry into the Greensboro market through our acquisition of SterlingSouth, our denovo entries into Harrisburg and Northern Davidson county with dominant bankers in those markets, and our ongoing dedication to leveraging our existing banking offices by adding seasoned bankers, we are confident that our shareholders will continue to benefit from owning a high growth, high performance company.”

          BNC Bancorp is the parent company of Bank of North Carolina, a $595 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. In addition, the Bank operates commercial and mortgage loan production offices in Winston-Salem and Harrisburg, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small- Cap market under the symbol “BNCN.”

          CAUTION REGARDING FORWARD-LOOKING STATEMENTS

          From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2005, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

          By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

          We caution that the foregoing list of important factors is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on our behalf.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
			% Change
	Dec. 31, 2005	Dec. 31, 2004

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$9,652	$6,677	44.6%
Interest expense	4,343	2,428	78.9
Net interest income	5,308	4,249	24.9
Provision for loan losses	900	560	60.7
Net interest income after provision for loan losses	4,408	3,689	19.5
Noninterest income	904	876	3.2
Noninterest expense	3,622	3,087	17.3
Income before income tax expense	1,690	1,478	14.3
Provision for income taxes	470	386	21.8
Net income	1,220	1,092	11.7
PER SHARE DATA
Earnings per share, basic	$0.28	$0.25	12.0%
Earnings per share, diluted	0.26	0.24	8.3
Weighted average common shares outstanding:
Basic	4,367,005	4,341,044
Diluted	4,640,609	4,632,019
PERFORMANCE RATIOS
Return on average assets	0.83%	0.88%
Return on average equity	15.43%	15.05%
Return on average tangible equity	17.33%	17.13%
Net yield on earning assets (taxable equivalent)	4.17%	3.82%
Average equity to average assets	5.40%	5.82%

ANNUAL PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Twelve Months Ended
			% Change
	Dec. 31, 2005	Dec. 31, 2004

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$33,373	$23,171	44.0%
Interest expense	14,593	8,029	81.8
Net interest income	18,780	15,142	24.0
Provision for loan losses	2,515	1,190	111.3
Net interest income after provision for loan losses	16,265	13,952	16.6
Noninterest income	2,982	3,190	(6.5)
Noninterest expense	13,023	11,863	9.8
Income before income tax expense	6,224	5,279	17.9
Provision for income taxes	1,719	1,474	16.6
Net income	4,505	3,805	18.4
PER SHARE DATA
Earnings per share, basic	$1.03	$0.87	18.4%
Earnings per share, diluted	0.97	0.82	18.3
Weighted average common shares outstanding:
Basic	4,362,608	4,353,375
Diluted	4,630,297	4,636,071
PERFORMANCE RATIOS
Return on average assets	0.82%	0.86%
Return on average equity	14.50%	13.58%
Return on average tangible equity	16.34%	15.53%
Net yield on earning assets (taxable equivalent)	3.92%	3.87%
Average equity to average assets	5.65%	6.34%
Allowance for loan losses as a % of total loans	1.23%	1.27%
Non-performing assets to total assets, end of period	0.40%	0.34%
Ratio of net charge-offs to average loans outstanding	0.38%	0.12%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004	Dec. 31, 2003

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$9,652	$8,868	$7,854	$7,001	$6,677	$4,741
Interest expense	4,343	4,033	3,452	2,765	2,428	1,506
Net interest income	5,308	4,834	4,402	4,236	4,249	3,235
Provision for loan losses	900	610	525	480	560	130
Net interest income after provision for loan losses	4,408	4,224	3,877	3,756	3,689	3,105
Noninterest income	904	759	702	617	876	680
Noninterest expense	3,622	3,300	3,061	3,040	3,087	2,607
Income before income tax expense	1,690	1,683	1,518	1,333	1,478	1,178
Provision for income taxes	470	463	411	375	386	246
Net income	1,220	1,220	1,107	958	1,092	932
PER SHARE DATA
Earnings per share, basic	$0.28	$0.28	$0.25	$0.22	$0.25	$0.22
Earnings per share, diluted	0.26	0.26	0.24	0.21	0.24	0.20
Weighted average common shares outstanding:
Basic	4,367,005	4,358,032	4,365,735	4,359,340	4,346,559	4,360,294
Diluted	4,640,609	4,619,200	4,627,045	4,632,204	4,615,051	4,641,493
PERFORMANCE RATIOS
Return on average assets	0.83%	0.85%	0.82%	0.76%	0.88%	1.00%
Return on average equity	15.43%	15.27%	14.02%	13.18%	15.06%	13.89%
Return on average tangible equity	17.33%	17.14%	15.77%	14.97%	17.14%	16.01%
Net yield on earning assets (taxable equivalent)	4.17%	3.89%	3.82%	3.82%	3.81%	3.90%
Average equity to average assets	5.40%	5.60%	5.88%	5.76%	5.82%	7.23%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
 (Unaudited)

	As of

	Dec. 31, 2005	Dec. 31, 2004	% Change

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$499,247	$420,838	18.6%
Allowance for loan losses	6,140	5,361	14.5
Loans, net of allowance for loan losses	493,107	415,477	18.7
Securities, available for sale	42,489	35,428	19.9
Total Assets	594,550	497,549	19.5
Deposits:
Noninterest-bearing deposits	39,573	34,485	14.8
Interest-bearing demand and savings	128,303	151,272	(15.2)
CD’s and other time deposits	323,017	205,723	57.0
Total deposits	490,893	391,480	25.4
Borrowed Funds	66,557	73,771	(9.8)
Total interest-bearing liabilities	517,877	430,766	20.2
Shareholders’ Equity	33,114	29,037	14.0

	As of

	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004	Dec. 31, 2003

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$499,247	$476,735	$461,808	$441,495	$420,838	$303,732
Allowance for loan losses	6,140	6,130	5,948	5,636	5,361	4,598
Loans, net of allowance for loan losses	493,107	470,605	455,860	435,859	415,477	299,134
Securities, available for sale	42,489	41,560	41,618	38,655	35,428	31,671
Total Assets	594,550	578,755	563,299	528,178	497,549	372,281
Deposits:
Noninterest- bearing deposits	39,573	40,771	43,606	40,954	34,485	30,090
Interest- bearing demand and savings	128,303	123,412	132,823	140,670	151,272	153,387
CD’s and other time deposits	323,017	298,938	278,759	246,801	205,723	113,265
Total Deposits	490,893	463,121	455,188	428,425	391,480	296,742
Borrowed Funds	66,557	79,786	73,266	67,561	73,771	46,535
Total interest- bearing liabilities	517,877	502,136	484,848	455,032	430,766	313,187
Shareholders’ Equity	33,114	32,337	31,426	29,917	29,037	26,493

SOURCE  BNC Bancorp
          -0-                                                            02/06/2006
          /CONTACT:  W. Swope Montgomery, Jr., President and CEO of BNC Bancorp, +1-336-476-9200/
          /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO
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          (BNCN)